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                                                                    EXHIBIT 10.1

                                Lynch Corporation
                              140 Greenwich Avenue
                          Greenwich, Connecticut 06830

                                                               February 28, 2005

Dear         :

         In consideration of your service as a director and officer of Lynch Corporation (the "Company"), the Company shall, to the extent provided herein, indemnify you and hold you harmless from and against any and all "Losses" (as defined below) that you may incur by reason of your election or service as a director, officer, employee, agent, fiduciary or representative of the Company or any "Related Entity" (as defined below) to the fullest extent permitted by law.

         1. (a) "Costs and Expenses" means all reasonable costs and expenses incurred by you in investigating, defending or appealing any Proceeding (as defined below) including, without limitation, counsel fees and disbursements.

                  (b) "Losses" means all liabilities, Costs and Expenses, amounts of judgments, fines, penalties or excise taxes (or other amounts assessed, surcharged or levied under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement of or incurred in defense of or otherwise in connection with any Proceeding, and appeals in which you may become involved, as a party or otherwise, by reason of acts or omissions in your capacity as and while serving as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity.

                  (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal.

                  (d) "Related Entity" means any corporation, partnership, joint venture, trust or other entity or enterprise in which you are or were serving at the Company's request or on its behalf, as a director, officer, employee, agent, fiduciary or representative including, but not limited to, any employee benefit plan or any corporation of which the Company or any Related Entity is, directly or indirectly, a stockholder or creditor.

         2. Costs and Expenses shall be paid promptly by the Company as they are incurred or, at your request, shall be advanced on your behalf against delivery of invoices therefor (prior to an ultimate determination as to whether you are entitled to be indemnified by the Company on account thereof), provided that you shall have furnished to the Company your written affirmation of your good faith belief that you have met the standard of conduct described in Section 23-1-37-8 of the Indiana Business Corporation Law (the "BCL") or any successor statute, and a determination is made that the facts then known to those making the determination would not
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preclude indemnification under the BCL. If it shall ultimately be determined by final decision of a court of competent jurisdiction that you did not meet such standard of conduct, you shall promptly repay any such amounts previously paid or advanced on your behalf to the Company.

         3. The Company shall indemnify you and hold you harmless from and against any and all Losses that you may incur if you are a party to or threatened to be made a party to or otherwise involved in any Proceeding if (i) your conduct was in good faith; (ii) you reasonably believed (a) in the case of conduct in your official capacity(ies) with the Company, that your conduct was in its best interests, and (b) in all other cases, your conduct was at least not opposed to the Company's best interests; and (iii) in the case of any criminal Proceeding, you either had reasonable cause to believe your conduct was lawful, or no reasonable cause to believe your conduct was unlawful.

         4. Anything hereinabove to the contrary notwithstanding, "Losses" shall not include, and you shall not be entitled to indemnification under this agreement on account of (i) amounts payable by you to the Company or any Related Entity in satisfaction of any judgment or settlement in the Company's or such Related Entity's favor (except amounts for which you shall be entitled to indemnification pursuant to Paragraph 3), (ii) amounts payable on account of profits realized by you in the purchase or sale of securities of the Company or any Related Entity within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state law; (iii) Losses in connection with which you are not entitled to indemnification as a matter of law or public policy; or (iv) Losses to the extent you are indemnified by the Company otherwise than pursuant to this agreement, including any Losses for which payment is made to you under an insurance policy.

         5. Termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that you did not meet the standard of conduct described in Paragraph 3.

         6. If a determination is to be made as to whether you are entitled to the payment or advancement of Losses pursuant to Paragraph 2 hereof, or indemnification for Losses by reason of the provisions of Paragraph 3 or clause
(iii) of Paragraph 4 hereof, such determination shall be made by (i) directors who are not parties to such Proceeding, by majority vote of a quorum, (ii) if such quorum cannot be obtained, by a committee of directors designated by the directors (in which designation directors who are such parties may participate) consisting solely of two or more directors who are not parties to such Proceeding (a "Special Committee"), (iii) by special legal counsel (which may be the outside counsel regularly employed by the Company) selected by the directors or the Special Committee, or if neither a quorum can be obtained nor a Special Committee designated, by a majority of the full board of directors of the Company (in which selection directors who are such parties may participate), or
(iv) the shareholders of the Company, but shares owned by or voted under the control of directors who are at the time parties to such Proceeding may not be voted on such determination. Notwithstanding such determination, the right to indemnification or advances of Costs and Expenses as provided in this agreement shall be enforceable by you in a court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, the Special Committee or special legal counsel) to have made a determination prior to the commencement of such action that indemnification is


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proper in the circumstances because you have met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors, the Special Committee or special legal counsel) that you have not met such applicable standard of conduct shall create a presumption that you have not met the applicable standard of conduct. Such failure to have made such determination likewise shall not be a defense to any such action. Costs and Expenses, including counsel fees, reasonably incurred by you in connection with successfully establishing your right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.

         7. You shall give prompt notice to the Company of any claim with respect to which you seek indemnification and, unless a conflict of interest shall exist between you and the Company with respect to such claim, you shall permit the Company to assume the defense of such claim with counsel of its choice. Whether or not such defense is assumed by the Company, the Company shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to you of a release from all liability with respect to such claim or litigation. If the Company is not entitled to, or does not elect to, assume the defense of a claim, the Company shall not be obligated to pay the fees and expenses of more than one counsel for you and any other directors, officers or employees of the Company who are indemnified pursuant to similar indemnity agreements with respect to such claim, unless a conflict of interest shall exist between you and any other of such indemnified parties with respect to such claim, in which event the Company shall be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists.

         8. The Company's obligation to indemnify or advance expenses to you under this agreement is in addition to any other rights to which you may otherwise be entitled by operation of law, by-law, agreement, vote of the Company's stockholders or directors or otherwise and shall be available to you whether or not the claim asserted against you is based upon matters that occurred before the date of this agreement.

         9. The obligation of the Company to indemnify you with respect to Losses that you may incur by reason of your service as a director, officer, employee, agent, fiduciary or representative of the Company or a Related Entity, as provided under this agreement, shall survive the termination of your service in any such capacity and shall inure to the benefit of your heirs, executors and administrators.

         10. So long as you shall serve as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity and thereafter so long as you shall be subject to any possible claim or threatened, pending or completed action or proceeding by reason of your service as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity, the Company shall purchase and maintain in effect for your benefit a valid, binding and enforceable policy of directors and officers liability insurance ("D & O Insurance"), covering Losses; provided, however, that the Company shall not be required to maintain in effect D & O Insurance if such insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Company, either (i) the premium cost for


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such insurance is substantially disproportionate to the amount of coverage or
(ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

         11. If you are entitled under this agreement or otherwise to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred by you but not, however, for the total amount thereof, the Company shall nevertheless indemnify you for the portion of the Losses to which you are entitled.

         12. It is the intention of the parties to this agreement to provide for indemnification in all cases and under all circumstances where to do so would not violate applicable law (and notwithstanding any limitations permitted, but not required by statute) and the provisions of this agreement shall be interpreted and construed consistent with that intention. Nonetheless, if any provision of this agreement or any indemnification made under this agreement shall for any reason be determined by a court of competent jurisdiction to be invalid, unlawful or unenforceable under current or future laws, such provision shall be fully severable and, the remaining provisions of this agreement shall not otherwise be affected thereby, but shall remain in full force and effect and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         13. This agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Indiana, except that body of law relating to choice of law.

         14. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both the Company and you.

         Your signature below will evidence your agreement and acceptance with respect to the foregoing.

                                           Very truly yours,

                                           LYNCH CORPORATION

                                           By:__________________________________
                                                  Name:
                                                  Title:

AGREED TO AND ACCEPTED:


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